UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building B23-A, Universal Business Park No. 10 Jiuxianqiao Road Chaoyang District, Beijing, China	100015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (86) 10-5975-6336

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K of Borqs Technologies, Inc. (the “Company”), effective January 2, 2019, Joseph Wai Leung Wong resigned as a director of the Company due to personal health concerns. On March 4, 2019, the board of directors (the “Board”) of the Company appointed Heung Sang Addy Fong (a.k.a. Dexter Fong) as a director to fill the vacancy created by Mr. Wong’s departure. Mr. Fong was also elected to serve as the Chair of the Audit Committee and a member of the Compensation Committee of the Board.

Mr. Fong has almost 36 years of experiences in cross border financial investments and business operations. He has been serving as Chief Financial Officer of Adlai Nortye Biopharma Ltd. since 2017, where he led the B-round fundraising of $53 million. He served as the managing director of Bonus Eventus Securities Ltd. from 2015 to 2017. Mr. Fong served as the Chief Financial Officer of China Harmony Auto Holding Ltd. (HK 3836) from 2012 to 2015 where he managed the company’s initial public offering process and listing on the Hong Kong Stock Exchange. From 2009 to 2011, he was a director and Chief Financial Officer of China Electric Motor, Inc. (NASDAQ: CELM) and Apollo Solar, Inc. (OTC: ASOE). In addition to financial executive positions, Mr. Fong also served as an independent director of various public companies, including Universal Technology (HK: 1026) from 2006 to 2013, China Housing and Land Development Inc. (NASDAQ: CHLN) from 2010 to 2014, Sisram Med (HK: 01696) since 2017 and Kandi Technologies Corp. (NASDAQ: KNDI) from 2007 to 2011. He also worked as a manager at KPMG from 1996 to 1997, and a manager at Deloitte & Touché and Ernst & Young in the U.S. from 1993 to 1995. He was an auditor at Deloitte & Touché from 1989 to 1992. Mr. Fong received his Bachelor’s degree in History from Hong Kong Baptist University in 1982, an MBA in Accounting from the University of Nevada in 1988. He also earned a Master’s Degree in Accounting from the University of Illinois in 1993. Mr. Fong is a member of AICPA & HKICPA.

There is no arrangement or understanding between Mr. Fong and any other person pursuant to which he was selected as a director of the Company. Additionally, there is no family relationship between any director or executive officer of the Company and Mr. Fong. There are no transactions to which the Company is or was a participant and in which Mr. Fong has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On March 4, 2019, the Board determined that, as of June 30, 2018 (the end of the Company’s second fiscal quarter), the Company qualified as a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Until the date on which such determination was made, the Company reported in accordance with federal securities laws applicable to domestic registrants. Subsequent to such transition, the Company will no longer subject to certain reporting obligations that are only applicable to domestic registrants, which include, but not limited to, the federal proxy rules under the Securities Exchange Act of 1934, as amended. The Company also intends to register its securities on forms of registration statement that are available to foreign private issuers pursuant to the Securities Act.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borqs Technologies, Inc.

Date: March 7, 2019	By:	/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer

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